United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2011

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

(904) 854-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fidelity National Information Services, Inc. (“FIS”) was held on May 18, 2011. The results of matters submitted to a vote were as follows:

1. The stockholders elected all persons nominated as Class III directors to serve until the 2014 FIS annual meeting of stockholders, as set forth in the Company's Proxy Statement dated April 5, 2011, with the following vote results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
David K. Hunt	231,659,088	16,093,526	269,051	23,965,620
Richard N. Massey	230,439,836	17,309,501	272,328	23,965,620

Directors whose term of office as a director continued after the meeting are as follows: William P. Foley, II, Thomas M. Hagerty, Keith W. Hughes, Stephan A. James, James Neary and Frank R. Martire.

2. The stockholders voted upon and ratified the appointment of KPMG LLP as FIS's independent registered public accountants for 2011 with 271,227,046 votes for, 461,081 votes against, and 299,158 abstentions.

3. The stockholders voted upon and approved a nonbinding proposal on executive compensation with 205,943,270 votes for, 41,065,122 votes against, 1,013,273 abstentions and 23,965,620 broker non-votes.

4. The stockholders voted upon and approved an annual frequency vote under a nonbinding proposal on the frequency of advisory votes on executive compensation with 214,087,626 votes for annual frequency, 670,224 votes for every 2 years, 32,370,607 votes for every 3 years, 893,208 abstentions, and 23,965,620 broker non-votes. FIS will include a stockholder vote on the compensation of executives in its proxy materials on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executives.

5. The stockholders voted upon and approved the material terms of the FIS annual incentive plan with 243,238,780 votes for, 4,309,413 votes against, 473,472 abstentions and 23,965,620 broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date May 23, 2011	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Corporate Executive Vice President,
Chief Legal Officer and Corporate Secretary